UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2018

WIRELESS TELECOM GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-11916	22-2582295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road, Parsippany, New Jersey 07054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 386-9696

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Wireless Telecom Group, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of its common stock and preferred stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on April 23, 1993. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company intends to incorporate this description by reference into certain of its filings with the SEC, including registration statements on Form S-3 or Form S-8.

In this Current Report on Form 8-K, unless otherwise specified or the context requires otherwise, we use the terms “we,” “us” and “our” to refer to the Company.

Description of Common Stock

The description below summarizes the general terms of our common stock. This description is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated by-laws.

Authorized Shares

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.01 per share. All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

Dividends and Other Distributions

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends.

Liquidation Rights

If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Other Provisions

The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Description of Preferred Stock

The Company is authorized to issue 2,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without shareholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. The prospectus, prospectus supplement or such other applicable offering document relating to any series of preferred stock we may offer will contain the specific terms of that series, including some or all of the following:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus, prospectus supplement or such other offering document will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our restated certificate of incorporation and amended and restated by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Restated Certificate of Incorporation and Amended and Restated By-laws

We currently have the following provisions in our restated certificate of incorporation and amended and restated by-laws which could be considered “anti-takeover” provisions:

•	an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;

•	providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;

•	providing a statement that special meetings of our shareholders may only be called by the Chief Executive Officer or our board of directors;

•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;

•	granting our board of directors the authority to amend and repeal our amended and restated by-laws without a shareholder vote. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by our board of directors, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it; and

•	permitting a majority of our board of directors to fix the number of directors.

These provisions may have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	WIRELESS TELECOM GROUP, INC.

	By:	/s/ Michael Kandell
Michael Kandell
Chief Financial Officer